Exhibit 4.1.2


                           dated [  ] September 2003
                           -------------------------


                        GRANITE FINANCE FUNDING LIMITED
                                  as Funding





                          GRANITE MORTGAGES 03-3 PLC
                               as Current Issuer





                             THE BANK OF NEW YORK
                              as Security Trustee


                                    - and -


                                CITIBANK, N.A.
                                 as Agent Bank





------------------------------------------------------------------------------

                     ISSUER INTERCOMPANY LOAN CONFIRMATION

------------------------------------------------------------------------------








                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----


1.  Interpretation...........................................................1

2.  Intercompany Loan Terms and Conditions...................................2

3.  The Current Issuer Intercompany Loan.....................................2

4.  Interest.................................................................2

5.  Repayment................................................................3

6.  Certain Fees, etc. ......................................................4

7.  Additional Covenants.....................................................5

8.  Declaration of Trust.....................................................5

9.  Addresses................................................................5

SCHEDULE 1  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN......................8

THIS AGREEMENT is dated [    ] September 2003 between:

(1) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, but acting out of its branch office established in England (registered overseas company number FC022999 and branch number BR005916) at 4 Royal Mint Court, London EC3N 4HJ as Funding;

(2) GRANITE MORTGAGES 03-3 PLC (registered in England and Wales No. 4823268), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Current Issuer;

(3) THE BANK OF NEW YORK, whose offices are at One Canada Square, 48th Floor, London E14 5AL in its capacity as Security Trustee; and

(4) CITIBANK, N.A., acting through its offices at 5 Carmelite Street, London EC4Y 0PA in its capacity as Agent Bank.

IT IS AGREED as follows:

1.   Interpretation

1.1  The provisions of:

     (a) the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Sixth Amendment Deed made on [ ] September 2003 between, among others, the Seller, Funding and the Mortgages Trustee, and

     (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on [ ] September 2003,

     (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement. The Issuer Master Definitions Schedule specified as above shall prevail to the extent that it conflicts with the Master Definitions Schedule.

1.2 Specific terms: Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

     "Closing Date" shall mean [  ] September 2003;

     "Intercompany Loan" shall mean the Current Issuer Intercompany Loan;

     "Intercompany Loan Agreement" shall mean the Current Issuer Intercompany Loan Agreement;

     "Intercompany Loan Confirmation" shall mean this Current Issuer Intercompany Loan Confirmation;

     "Issuer" shall mean the Current Issuer;

     "Issuer Transaction Accounts" shall mean the Current Issuer Transaction Accounts; and

     "Notes" shall mean the Current Issuer Notes.

2.   Intercompany Loan Terms and Conditions

     Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding, the Security Trustee and the Agent Bank for the purposes of identification on 26 March 2001 (as the same has been and may be amended, varied, novated or supplemented from time to time by the parties thereto) and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had been expressly set out herein. References in this Agreement to "this Agreement" shall be construed accordingly.

3.   The Current Issuer Intercompany Loan

3.1 Grant of Current Issuer Intercompany Loan: On and subject to the terms of this Agreement, the Current Issuer hereby grants an Intercompany Loan to Funding as follows:

     (a) the maximum amount available for utilisation under that Intercompany Loan shall be (GBP)[ ]; and

     (b) for all purposes the Outstanding Principal Amount of the Intercompany Loan and principal amount outstanding and payable and/or repayable in respect of that Intercompany Loan shall be:

          (i) the total amount utilised in respect of that Intercompany Loan multiplied by 100%, less

          (ii) the aggregate principal amounts repaid in respect of the Intercompany Loan in accordance with the Intercompany Loan Agreement.

3.2 Conditions Precedent: Save as the Current Issuer may otherwise agree, the Current Issuer Intercompany Loan will not be available for utilisation unless the Current Issuer has confirmed to Funding (with a copy of such confirmation to the Security Trustee) that it or its advisers have received all the information and documents listed in Schedule 1 in form and substance satisfactory to the Current Issuer.

4.   Interest

4.1  Payment subject to terms of the Current Issuer Cash Management Agreement:
     The terms and conditions of this Clause 4 are to be read in conjunction with the provisions of Part 3 of Schedule 2 to the Current Issuer Cash Management Agreement, as the same may be amended or varied from time to time in accordance with the provisions thereof.

4.2 Payment of Interest: Subject to Clause 4 of the Intercompany Loan Terms and Conditions, on each Payment Date Funding will pay to the Current Issuer for same day value to the Current Issuer Sterling Account an amount of interest equal to the amount of interest required by the Current Issuer on such Payment Date (or such other date on which an amount of interest is payable by the Current Issuer) to fund (by payment to any Swap Provider or otherwise) the amount payable by the Current Issuer on such Payment Date (or such other date on which an amount of interest is payable by the Current Issuer) on the Current Issuer Notes and certain other amounts (including an amount equal to the Current Issuer's retained profit) as specified in and in accordance with the Current Issuer Priority of Payments as calculated by the Current Issuer Cash Manager on the Distribution Date that immediately precedes such Payment Date and communicated by the Current Issuer Cash Manager to the Agent Bank by the close of business on such Distribution Date. For the avoidance of doubt, amounts paid by Funding to the Current Issuer pursuant to this Clause 4.2 shall constitute payment of interest on the Current Issuer Intercompany Loan.

4.3 Interest Periods: The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Payment Date falling in [ ]. Each subsequent Interest Period shall commence on (and include) a Payment Date and end on (but exclude) the following Payment Date.

5.   Repayment

5.1  Payment subject to terms of the Current Issuer Cash Management Agreement:
     The terms and conditions of this Clause 5 are to be read in conjunction with the provisions of Part 4 of Schedule 2 to the Current Issuer Cash Management Agreement, as the same may be amended or varied from time to time in accordance with the provisions thereof.

5.2 Repayment: Subject to Clause 4 of the Intercompany Loan Terms and Conditions, on each Payment Date Funding will repay to the Current Issuer for same day value to the Current Issuer Sterling Account an amount of principal equal to the amount of principal required by the Current Issuer on such Payment Date (or such other date on which an amount of principal is payable by the Current Issuer) to fund (by payment to any Swap Provider or otherwise) the amount payable by the Current Issuer on such Payment Date (or such other date on which an amount of principal is payable by the Current Issuer on the Current Issuer Notes) on the Current Issuer Notes, as determined by the Current Issuer Cash Manager under the terms of the Current Issuer Cash Management Agreement on the Distribution Date that immediately precedes such Payment Date and communicated by the Current Issuer Cash Manager to the Agent Bank by the close of business on such Distribution Date.

5.3 Acknowledgement of New Intercompany Loans: The Current Issuer hereby acknowledges and agrees that Funding has entered into Previous Issuer Intercompany Loan Agreements with Previous Issuers and that from time to time Funding may enter into other New Intercompany Loans with New Issuers and that the obligation of Funding to repay this Current Issuer Intercompany Loan will rank pari passu with the obligations of Funding to repay the Previous Issuer Intercompany Loans and any New Intercompany Loans, other than in respect of the priority made in the allocation of principal receipts to an Issuer which has issued Money Market Notes.

6.   Certain Fees, etc.

6.1 Fee for provision of Current Issuer Intercompany Loan: In addition to the interest and principal payments to be made by Funding under Clauses 4 and 5, respectively, on each Payment Date (or, in respect of the payment to be made as set forth in (a) below, on the Drawdown Date) or on any other date on which the Current Issuer notifies Funding, Funding shall pay to the Current Issuer for same day value to the relevant Current Issuer Transaction Account a fee for the provision of the Current Issuer Intercompany Loan (except that in the case of payments due under paragraphs (c), (e), (f) and (j) below, such payments shall be paid when due). Such fee shall be an amount or amounts in the aggregate equal to the following:

     (a) the amount payable on the Drawdown Date as previously communicated to Funding by the Current Issuer;

     (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Current Issuer Trust Deed or any other Current Issuer Transaction Document, together with interest thereon as provided therein;

     (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Current Issuer and properly incurred in their performance of their functions under the Current Issuer Transaction Documents which have fallen due;

     (d) the fees, costs and expenses due and payable to the Paying Agents and the Agent Bank pursuant to the Current Issuer Paying Agent and Agent Bank Agreement and the fees, costs and expenses due and payable to the Transfer Agent and the Registrar;

     (e) any amounts due and payable by the Current Issuer to the Inland Revenue in respect of the Current Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Current Issuer and subject to the terms of the Current Issuer Deed of Charge) or any other Taxes payable by the Current Issuer;

     (f) the fees, costs, charges, liabilities and expenses due and payable to the Current Issuer Account Bank pursuant to the Current Issuer Bank Account Agreement (if any);

     (g) the fees, costs, charges, liabilities and expenses due and payable to the Current Issuer Cash Manager pursuant to the Current Issuer Cash Management Agreement;

     (h) any termination payment due and payable by the Current Issuer to a Current Issuer Swap Provider pursuant to a Current Issuer Swap Agreement;

     (i) the fees, costs, charges, liabilities and expenses due and payable to the Current Issuer Corporate Services Provider pursuant to the Current Issuer Corporate Services Agreement; and

     (j) any other amounts due or overdue (including amounts due or overdue in respect of stamp duty and issuer, registration and documentary taxes or other taxes of a similar nature) by the Current Issuer to third parties including the Rating Agencies and the amounts paid by the Current Issuer under the Current Issuer Subscription Agreement and the Current Issuer Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to (i) above, together with, (i) in respect of taxable supplies made to the Current Issuer, any amount in respect of any VAT or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Current Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Current Issuer Pre-Enforcement Revenue Priority of Payments in the Current Issuer Cash Management Agreement or such other Current Issuer Priority of Payments as may apply on that date.

6.2 Set-off: Funding and each of the other parties to this Agreement agree that the Current Issuer shall be entitled to set-off those amounts due and payable by Funding pursuant to this Clause 6 on the Closing Date against the amount to be advanced by the Current Issuer to Funding under the Current Issuer Intercompany Loan on the Closing Date.

7.   Additional Covenants

     Funding undertakes to establish the Current Issuer Liquidity Reserve Fund, and an appropriate ledger therefor, on behalf of the Current Issuer should the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be rated at least A3 by Moody's or A-by Fitch (unless Moody's or Fitch, as applicable, confirms the then current ratings of the Current Issuer Notes will not be adversely affected by such ratings downgrade). Any such Current Issuer Liquidity Reserve Fund and such Current Issuer Liquidity Reserve Ledger shall be established and maintained in accordance with the provisions of the Cash Management Agreement.

8.   Declaration of Trust

     The Current Issuer declares the Security Trustee, and the Security Trustee hereby declares itself, trustee of all the covenants, undertakings, rights, powers, authorities and discretions in, under or in connection with this Agreement for the Current Issuer Secured Creditors in respect of the Current Issuer Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of the Current Issuer Deed of Charge.

9.   Addresses

     The addresses referred to in Clause 18.4 (Notices) of the Intercompany Loan Terms and Conditions are as follows:

     The Security Trustee:

     For the attention of:          Corporate Trust (Global Structured Finance)

     Address:                       The Bank of New York
                                    48th Floor, One Canada Square
                                    London E14 5AL

     Facsimile:                     +44 207 964 6061 / +44 207 964 6399

     The Current Issuer:

     For the attention of:          The Company Secretary

     Address:                       Granite Mortgages 03-3 plc
                                    Fifth Floor
                                    100 Wood Street
                                    London EC2V 7EX

     Telephone:                     +44 207 606 5451

     Facsimile:                     +44 207 606 0643

     Funding:

     For the attention of:          The Company Secretary

     Address:                       Granite Finance Funding Limited
                                    4 Royal Mint Court
                                    London  EC3N 4HJ

     Telephone:                     +44 207 073 7861

     Facsimile:                     +44 207 073 7874

     Rating Agencies:

     Moody's:                       Moody's Investors Services Limited
                                    2 Minster Court, 1st Floor
                                    Mincing Lane
                                    London  EC3R 7XB

     For the attention of:          Head of Monitoring Group, Structured Finance

     Telephone:                     +44 207 772 5434

     Facsimile:                     +44 207 772 5400

     S&P:                           Standard and Poor's
                                    Garden House
                                    18 Finsbury Circus
                                    London  EC2M 7NJ

     For the attention of:          Andre Vollmann

     Telephone:                     +44 207 826 3855

     Facsimile:                     +44 207 826 3598

     Fitch:                         Fitch Ratings Ltd.
                                    Eldon House
                                    2 Eldon Street
                                    London  EC2M 7UA

     For the attention of:          European Structured Finance Surveillance

     Telephone:                     +44 207 417 6271

     Facsimile:                     +44 207 417 6262

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

                                  SCHEDULE 1

                  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.   Authorisations

     (a) A copy of the memorandum and articles of association and certificate of incorporation of Funding.

     (b) A copy of a resolution of the board of directors of Funding authorising the entry into, and the execution and performance of, each of the Current Issuer Transaction Documents to which Funding is a party and authorising specified persons to execute those on its behalf.

     (c)  A certificate of a director of Funding certifying:

          (i) that each document delivered under this paragraph 1 of Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of the Current Issuer Intercompany Loan Confirmation and, if such certificate is dated other than on the Drawdown date, undertaking to notify the Current Issuer (with a copy of such certification to the Security Trustee) if that position should change prior to the Drawdown Date; and

          (ii) as to the identity and specimen signatures of the directors and signatories of Funding.

2.   Security

           The Current Issuer Deed of Accession duly executed by the parties thereto.

3.   Legal opinion

     Legal opinions of:

     (a) Sidley Austin Brown & Wood, English legal advisers to the Seller, the Current Issuer and Funding, addressed to the Security Trustee; and

     (b) Sidley Austin Brown & Wood LLP, U.S. legal advisers to the Seller, the Current Issuer and Funding, addressed to the Security Trustee.

4.   Transaction Documents

     Duly executed copies of:

     (a)  the Current Issuer Deed of Charge;

     (b)  the Current Issuer Trust Deed;

     (c)  the Cash Management Agreement;

     (d)  the Global Note Certificates;

     (e)  the Current Issuer Corporate Services Agreement;

     (f)  the Current Issuer Currency Swap Agreements;

     (g)  the Current Issuer Basis Rate Swap Agreement;

     (h)  the Bank Account Agreement;

     (i)  the Collection Bank Agreement;

     (j) the Master Definitions Schedule and the Current Issuer Master Definitions Schedule;

     (k)  the Current Issuer Paying Agent and Agent Bank Agreement;

     (l)  the Current Issuer Start-up Loan Agreement;

     (m)  the Mortgage Sale Agreement;

     (n)  the Mortgages Trust Deed;

     (o)  the Administration Agreement;

     (p)  the Mortgages Trustee Guaranteed Investment Contract;

     (q)  the Funding Guaranteed Investment Contract;

     (r)  the Funding (Current Issuer) Guaranteed Investment Contract;

     (s)  the Current Issuer Post-Enforcement Call Option Agreement;

     (t)  the Current Issuer Subscription Agreement;

     (u)  the Current Issuer Underwriting Agreement;

     (v)  the Seller Power of Attorney;

     (w)  the Funding Deed of Charge;

     (x)  the Current Issuer Cash Management Agreement;

     (y)  the Funding (Current Issuer) Bank Account Agreement; and

     (z)  the Current Issuer Bank Account Agreement.

5.   Bond Documentation

     (a) Confirmation that the Current Issuer Notes have been issued and the subscription proceeds received by the Current Issuer; and

     (b)  Copy of the Prospectus and the Offering Circular.

6.   Miscellaneous

     A solvency certificate from Funding signed by two directors of Funding in or substantially in the form set out in Schedule 2 (Solvency Certificate) to the Intercompany Loan Terms and Conditions.

                                                           EXECUTION PAGE

Funding

Executed by
GRANITE FINANCE FUNDING LIMITED
as follows:                                                                By
Signed for and on its behalf by one of its duly authorised                   ------------------------------------------------------
attorneys/signatories                                                        Duly Authorised Attorney/Signatory

                                                                         Name
                                                                             ------------------------------------------------------


The Current Issuer

Executed by
GRANITE MORTGAGES 03-3 PLC
as follows:                                                                By
Signed for and on its behalf by one of its duly authorised                   ------------------------------------------------------
attorneys/signatories                                                        Duly Authorised Attorney/Signatory

                                                                         Name
                                                                             ------------------------------------------------------


The Security Trustee

Executed by
BANK OF NEW YORK
as follows:                                                                By
Signed for and on its behalf by one of its duly authorised                   ------------------------------------------------------
attorneys/signatories                                                        Duly Authorised Attorney/Signatory

                                                                         Name
                                                                             ------------------------------------------------------


The Agent Bank

Executed by
CITIBANK, N.A.
as follows:                                                                By
Signed for and on its behalf by one of its duly authorised                   ------------------------------------------------------
attorneys/signatories                                                        Duly Authorised Attorney/Signatory

                                                                         Name
                                                                             ------------------------------------------------------